[WARRANTECH LOGO]



FOR IMMEDIATE RELEASE
---------------------




CONTACTS:     RICHARD GAVINO                      VIRGINIA STUART
              CHIEF FINANCIAL OFFICER             VP-INVESTOR RELATIONS
              WARRANTECH CORPORATION              MICHAEL A. BURNS & ASSOCIATES
              817-785-1366                        214-521-8596
              RICHARD_GAVINO@WARRANTECH.COM       VSTUART@MBAPR.COM


             WARRANTECH ANNOUNCES FIRST QUARTER FISCAL 2004 EARNINGS

             THIRTEEN CONSECUTIVE QUARTERS OF PROFITABLE PERFORMANCE

BEDFORD, TEXAS - AUG. 11, 2003 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today reported profits for the thirteenth consecutive quarter. Net income was $215,295 or $0.01 per diluted share for the company's first quarter for fiscal 2004, which ended June 30, 2003, versus $712,359 or $0.05 per diluted share in the first quarter 2003. The change in net income for the first quarter was the result of lower margins from segment mix change and higher levels of deferred revenue recognized last year.

         First quarter fiscal 2004 continues the company's trend of thirteen consecutive quarters of profitability," said Joel San Antonio, Warrantech chairman and chief executive officer. "Gross revenues were up more than 19 percent, and all business segments showed gross revenue growth."

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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings



         "While management expects our revenue growth trend to continue rising at a steady pace it is now focused on improving the first quarter margins that were lower than anticipated," San Antonio said. "Our growth will come from expanding our core business, and introducing new services with margins that will enhance performance.

GROSS REVENUES

Gross  revenues  for the  first  quarter  ended  June  30,  2003,  increased  to
$40,083,441, an increase of 19 percent, compared to $33,650,185 for the same period last year. The Automotive segment had gross revenues of $28,283,402 during the first quarter ended June 2003 up from $24,011,049 in the comparable quarter the prior year. The increase in Automotive gross revenues was due to new business from direct marketing and reinsurance programs, which have lower margins than other core business. Gross revenues in the International segment rose dramatically during the first quarter 2004. International reported gross revenues of $1,911,848, an increase of 60 percent from $1,192,798 in the comparable 2003 quarter. Consumer Products Services (CPS) segment gross revenues also increased significantly. CPS reported gross revenues of $9,979,619, during the first quarter 2004, up 17 percent compared to $8,499,451 in the corresponding 2003 period.

NET EARNED ADMINISTRATIVE FEE

Net earned administrative fees are gross revenues less the combined sum of premiums, commissions, sales allowances plus or minus deferred revenue. The net earned administrative fee for the fiscal 2004 first quarter ended June 30, 2003 was $8,455,357, compared to $9,034,136 for


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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings


the same period last year. The change in net earned administrative fee was due primarily to lower margins and the recognition of $383,362 in deferred revenue in the current quarter compared to deferred revenue of $616,314, recognized in the first quarter 2003.

         The Automotive segment's net earned administrative fee was $3,311,467 during the first quarter of 2004, a reduction of $1,697,665 from the $5,009,132 net earned administrative fee in the same quarter 2003. Although the Automotive segment had an increase in its gross revenue, its net earned administrative fee decreased due to lower margins and lower net deferred revenues recognized this period.

         The net earned administrative fee for the Consumer Products segment was $3,883,855 in the first quarter of fiscal 2004 as compared to $3,735,360 for the same quarter in the previous year. The change was due to sales from new business. Net earned administrative fee for the International segment increased to $1,080,427 in the first quarter 2004, from $716,273 for the same quarter in the prior year. The increase in the International's net earned administrative fee was the result of new business in South America and increased market penetration in Puerto Rico.

SERVICE, SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

SG&A expenses for the first quarter 2004 were $7,505,850, up 4 percent compared to $7,202,343 in the corresponding 2003 quarter. Rent related expense increased $176,510, and employee costs increased 4% or $274,595 during the current quarter compared to the same period last year.

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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings


Telephone expenses were down $157,397 or 36 percent in the current quarter of 2004 from the same quarter last year.

INCOME FROM OPERATIONS

For the first quarter 2004 Warrantech had a loss from operations of $73,573 in the current period, while the comparable period last year had operating income of $808,674. The change in income from operations was primarily due to lower earned administrative fees and slightly higher selling, general and administrative expenses.

OTHER MATTERS

The Division of Corporation Finance of the Securities and Exchange Commission ("SEC") recently selected the Company's periodic reports for review. The SEC staff stated that the purpose of the review is to assist the Company in its compliance with applicable disclosure requirements and to enhance the overall disclosure in the Company's reports. As a result of the communications with the SEC staff, the Company amended certain of its disclosures as reflected in its Annual Report filed on Form 10-K for the fiscal year ended March 31, 2003. The Company also restated its financial statements for prior periods to reflect certain changes in accounting policy. The cumulative effect of the change to prior periods was a net benefit of $1,721,184 in retained earnings. The Company has received further comments from the SEC staff and is in the process of preparing its response.

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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings




ABOUT WARRANTECH:

WARRANTECH CORPORATION ADMINISTERS AND MARKETS SERVICE CONTRACTS AND AFTER-MARKET WARRANTIES ON AUTOMOBILES, AUTOMOTIVE COMPONENTS, RECREATIONAL VEHICLES, APPLIANCES, CONSUMER ELECTRONICS, HOMES, COMPUTER AND COMPUTER PERIPHERALS FOR RETAILERS, DISTRIBUTORS AND MANUFACTURERS. THE COMPANY CONTINUES TO EXPAND ITS DOMESTIC AND GLOBAL PENETRATION, AND NOW PROVIDES ITS SERVICES IN THE UNITED STATES, CANADA, PUERTO RICO AND LATIN AMERICA. FOR ADDITIONAL INFORMATION ON WARRANTECH, ACCESS HTTP://WWW.WARRANTECH.COM/.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the Company's programs, (d) regulatory or legal changes affecting the Company's business, (e) loss of business from or significant change in relationship with, any major customer of the Company, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes,
(h) adverse outcomes of litigation, (i), if any of the insurance companies, which insure the service contracts, marketed and administered by the Company were unable to pay the claims under the service contracts, it could have a materially adverse effect on the Company's business,(j),if Butler Financial Solutions, LLC is unable to cover the claims previously insured by Reliance Insurance Companies, or if the Company's current insurance carrier ceases to provide credit to the Company in order to fund any shortfalls required by Butler; since management is not able to determine the Company's potential claims liability, if any, under such contracts, the Company has not taken a reserve for claims losses for which the Company may ultimately be liable, (k) the effect on future periods resulting from the Company's change in accounting policy with respect to the timing of recognition a portion of its revenues from the administration of service contracts (l) the non-payment of notes due from an officer and two directors of the Company in 2007, and (m) the outcome of the review currently being conducted by the SEC staff of the Company's financial statements and related disclosures. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows or the Company's financial condition may vary materially from those anticipated, estimated or expected.

                                      # # #

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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings




                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          FOR THE THREE MONTHS ENDED
                                                                   JUNE 30,
                                                       -----------------------------------
                                                                2003               2002
                                                       ---------------    ----------------
Earned administrative fee (net of
    amortization of deferred costs)                        $8,455,357          $9,034,136
                                                       ---------------    ----------------
Costs and expenses
   Service, selling, and general and
       Administrative                                       7,505,850           7,202,343
   Bad debt expense                                            95,000                   -
   Depreciation and amortization                              928,080           1,023,119
                                                       ---------------    ----------------
Total costs and expenses                                    8,528,930           8,225,462
                                                       ---------------    ----------------

Income (loss) from operations                                (73,573)             808,674

Other income (expense)                                        286,868             229,957
                                                       ---------------    ----------------

Income before provision for income taxes                      213,295           1,038,631
Provision (benefit) for income taxes                          (2,000)             326,272
                                                       ---------------    ----------------

Net income                                                   $215,295            $712,359
                                                       ===============    ================

Earnings per share:
    Basic                                                       $0.01               $0.05
    Diluted                                                     $0.01               $0.05

Weighted average number of shares outstanding:
    Basic                                                  15,284,134          15,307,642
    Diluted                                                15,672,197          15,386,538







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Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                    (UNAUDITED)
                                                                                      JUNE 30,         March 31,
                                                                                        2003             2003
                                                                                   ---------------  ----------------
           ASSETS

           Current assets:
               Cash and cash equivalents                                              $ 4,689,531        $5,478,095
               Investments in marketable securities                                       542,413           843,980
               Accounts receivable, (net of allowances of
                  $325,454 and $230,064, respectively)                                 22,511,199        22,008,608
               Loans receivable - Butler Financial Solutions, Inc.                      9,744,767         8,612,678
               Other receivables - net                                                  5,901,905         5,299,887
               Deferred income taxes                                                    2,098,171         2,098,171
               Employee receivables                                                        63,393            73,833
               Prepaid expenses and other current assets                                1,222,339         1,218,392
                                                                                   ---------------  ----------------
                  Total current assets                                                 46,773,718        45,633,644
                                                                                   ---------------  ----------------

           Property and equipment, net                                                  7,517,211         8,296,313
                                                                                   ---------------  ----------------

           Other assets:
               Excess of cost over fair value of assets acquired
                 (net of accumulated amortization of $5,825,405)                        1,637,290         1,637,290
               Deferred income taxes                                                      802,404           800,406
               Deferred direct costs                                                    8,419,169         9,972,309
               Investments in marketable securities                                     1,530,433         1,355,263
               Restricted cash                                                            825,000           825,000
               Split dollar life insurance policies                                       877,126           877,126
               Notes receivable                                                         5,374,772         5,411,653
               Other assets                                                                54,184            47,124
                                                                                   ---------------  ----------------
                     Total other assets                                                19,520,378        20,926,171

                                                                                   ---------------  ----------------
                               Total Assets                                           $73,811,307       $74,856,128
                                                                                   ===============  ================




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

Warrantech Corporation                                             Aug. 11, 2003
First Quarter 2004 Earnings




                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                           (UNAUDITED)
                                                                                             JUNE 30,        March  31,
                                                                                               2003             2003
                                                                                          ---------------  ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt and capital lease obligations                           $737,789          $802,070
   Insurance premiums payable                                                                 37,084,279        36,070,992
   Income taxes payable                                                                           86,941            81,236
   Accounts and commissions payable                                                            7,444,955         8,118,371
   Accrued expenses and other current liabilities                                              3,999,538         3,534,106
                                                                                          ---------------  ----------------
      Total current liabilities                                                               49,353,502        48,606,775
                                                                                          ---------------  ----------------

Deferred revenues                                                                             13,072,167        15,065,547
Long-term debt and capital lease obligations                                                   1,239,376         1,218,670
Deferred rent payable                                                                            391,077           417,720
                                                                                          ---------------  ----------------
   Total liabilities                                                                          64,056,122        65,308,712
                                                                                          ---------------  ----------------

Commitments and contingencies                                                                         --                --

Stockholders' equity:
   Preferred stock - $.0007 par value authorized - 15,000,000
       Shares issued - none at June 30, 2003 and Mar. 31, 2003                                        --                --
   Common stock - $.007 par value authorized - 30,000,000
       Shares issued - 16,535,324 shares at June 30, 2003 and
       16,525,324 shares at March 31,2003                                                        115,784           115,714
   Additional paid-in capital                                                                 23,754,335        23,760,809
   Loans to directors and officers                                                          (10,533,048)      (10,462,094)
   Accumulated other comprehensive income, net of taxes                                        (177,380)         (196,974)
   Retained earnings                                                                             819,926           604,631
                                                                                          ---------------  ----------------
                                                                                              13,979,617        13,822,086
   Treasury stock - at cost, 1,212,190 shares at June 30, 2003
       and 1,212,159 shares at March 31, 2003                                                (4,224,432)       (4,224,670)
                                                                                          ---------------  ----------------
           Total Stockholders' Equity                                                          9,755,185         9,547,416
                                                                                          ---------------  ----------------

                                                                                          ---------------  ----------------
        Total Liabilities and Stockholders' Equity                                            73,811,307       $74,856,128
                                                                                          ===============  ================




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